UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: December 16, 2016

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-32347

(Commission File Number)

Delaware (State of Incorporation)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.

Item 8.01	Other Events.

Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit Index

Exhibit 99.1     Press Release of Ormat Technologies, Inc. dated December 19, 2016

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2016, Ormat Technologies, Inc. (the “Company”) announced that on December 16, 2016, the Company’s wholly owned subsidiary Ormat Nevada Inc. (“Ormat Nevada”) entered into an equity contribution agreement (the “Equity Contribution Agreement”) with OrLeaf LLC (“OrLeaf”) and JPM Capital Corporation (“JPM”) with respect to Opal Geo LLC (“Opal Geo”). Also on December 16, 2016, OrLeaf, a newly formed limited liability company formed by Ormat Nevada and ORPD LLC, entered into an amended and restated limited liability company agreement of Opal Geo (the “LLC Agreement”) with JPM. The transactions contemplated by the Equity Contribution Agreement and LLC Agreement will allow the Company to monetize federal production tax credits (“PTCs”) and certain other tax benefits relating to the operation of five geothermal power plants located in Nevada.

In connection with the transactions contemplated by the Equity Contribution Agreement and the LLC Agreement, Ormat Nevada transferred its indirect ownership interest in the McGinness Hills (Phase I and Phase II), Tuscarora, Jersey Valley and Don A. Campbell Phase 2 (“DAC 2”) geothermal power plants to Opal Geo. Prior to such transfer, Ormat Nevada held an approximately 63.25% indirect ownership interest in DAC 2 through ORPD LLC, a joint venture between Ormat Nevada and Northleaf Geothermal Holdings LLC (“Northleaf”), an affiliate of Northleaf Capital Partners, and held, directly or indirectly, a 100% ownership interest in the remaining geothermal power plants that were transferred to Opal Geo.

Pursuant to the Equity Contribution Agreement, JPM contributed approximately $62.1 million to Opal Geo in exchange for 100% of the Class B Membership Interests of Opal Geo. JPM also agreed to make deferred capital contributions to Opal Geo based on the amount of electricity generated by the DAC 2 and McGinness Hills Phase II power plants which are eligible for the federal production tax credit. The Company expects the aggregate amount of JPM’s deferred capital contributions to equal approximately $21 million and to be paid over time covering the period through December 31, 2022.

Under the LLC Agreement, until December 31, 2022, OrLeaf will receive distributions of 97.5% of any distributable cash generated by operation of the power plants while JPM will receive distributions of 2.5% of any distributable cash generated by operation of the power plants. Unless JPM has already achieved its target internal rate of return on its investment in Opal Geo, from December 31, 2022 until JPM has achieved its target internal rate of return, JPM will receive 100% of any distributable cash generated by operation of the power plants. Thereafter, OrLeaf will receive distributions of 97.5%, and JPM will receive 2.5%, of any distributable cash generated by operation of the power plants.

Under the LLC Agreement, all items of Opal Geo income and loss, gain, deduction and credit (including the federal production tax credits relating to the operation of the two PTC eligible power plants) will be allocated, until JPM has achieved its target internal rate of return on its investment in Opal Geo (and for so long as the two PTC eligible power plants are generating PTCs), 99% to JPM and 1% to OrLeaf, or 5% to JPM and 95% to OrLeaf if PTCs are no longer available to either of the two PTC eligible power plants. Once JPM achieves its target internal rate of return, all items of Opal Geo income and loss, gain, deduction and credit will be allocated 5% to JPM and 95% to OrLeaf.

Under the LLC Agreement, OrLeaf, which owns 100% of the Class A Membership Interests in Opal Geo, will serve as the managing member of Opal Geo and control the day-to-day management of Opal Geo and its portfolio of five power plants. However, in certain limited circumstances (such as bankruptcy of Orleaf, fraud or gross negligence by OrLeaf) JPM may remove OrLeaf as the managing member of Opal Geo. JPM, as the Class B Member of Opal Geo, has consent and approval rights with respect to certain items that are designated as major decisions for Opal Geo and the five power plants. In addition, by virtue of certain provisions in OrLeaf’s own limited liability company agreement, and consistent with the ORPD LLC formation documents, Northleaf has similar consent and approval rights with respect to OrLeaf’s determination of major decisions pertaining to the DAC 2 power plant. In both cases, these major decisions are generally equivalent to customary minority protection rights. As a result, the Company’s wholly owned subsidiary, Ormat Nevada, which serves as the managing member of OrLeaf and as the managing member of ORPD LLC, will effectively retain the day-to-day control and management of Opal Geo and its portfolio of five power plants.

The LLC Agreement contains certain customary restrictions on transfer applicable to both OrLeaf and JPM with respect to their respective Membership Interests in Opal Geo, and also provides OrLeaf with a right of first offer in the event JPM desires to transfer any of its Class B Membership Interests, pursuant to which OrLeaf may purchase such Class B Membership Interests. The LLC Agreement also provides OrLeaf with the option to purchase all of the Class B Membership Interests on either December 31, 2022 or the date that is 9 years after the closing date under the Equity Contribution Agreement at a price equal to the greater of (i) the fair market value of the Class B Membership Interests as of the date of purchase (subject to certain adjustments) and (ii) $3 million.

Pursuant to the Equity Contribution Agreement, the Company has provided a guaranty for the benefit of JPM of certain of OrLeaf’s indemnification obligations to JPM under the LLC Agreement. In addition, Ormat Nevada also provided a guaranty for the benefit of JPM of all present and future payment and performance obligations of OrLeaf under the LLC Agreement and each ancillary document to which OrLeaf is a party.

Item 8.01        Other Events.

On December 19, 2016, the Company issued a press release announcing the transactions described herein. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1     Press Release of Ormat Technologies, Inc. dated December 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

Date: December 22, 2016